UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 22, 2017
(Date of earliest event reported)

Forbes Energy Services Ltd.
(Exact Name of Registrant as Specified in Its Charter)

Texas	001-35281	98-0581100
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3000 South Business Highway 281 Alice, Texas		78332
(Address of Principal Executive Offices)		(Zip Code)

(361) 664-0549

(Registrant's Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 – Bankruptcy or Receivership
On January 22, 2017, Forbes Energy Services Ltd., or Forbes, and its domestic subsidiaries, or the Subsidiaries, filed voluntary petitions, or the Bankruptcy Petitions, for reorganization under chapter 11 of the United States Bankruptcy Code, or the Code, in the U.S. Bankruptcy Court for the Southern District of Texas-Corpus Christi Division, or the Bankruptcy Court, pursuant to the terms of a Restructuring Support Agreement (as defined below) that contemplates the reorganization of the Debtors (as defined below) pursuant to a prepackaged plan of reorganization, or the Plan. The Debtors have filed a motion with the Bankruptcy Court seeking to administer all of the Debtors’ chapter 11 cases jointly under the caption In re Forbes Energy Services Ltd., et al (Case No. 17-20023). The subsidiary Debtors in the chapter 11 cases are Forbes Energy Services LLC, C.C. Forbes, LLC, Forbes Energy International, LLC and TX Energy Services, LLC. No trustee has been appointed in the chapter 11 cases.
The Debtors will continue to operate their businesses as “debtors in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Bankruptcy Court. The Debtors expect to continue their operations without interruption during the pendency of the chapter 11 cases. To maintain and continue ordinary course operations without interruption, the Debtors are seeking approval from the Bankruptcy Court of a variety of “first day” motions seeking certain relief and authorizing the Debtors to maintain their operations in the ordinary course. Bankruptcy Court filings and other information related to the chapter 11 cases are available at a website administered by the Debtors’ claims agent, Kurtzman Carson Consultants, LLC, at http://www.kccllc.net/forbes.
As previously disclosed in Item 1.01 to Forbes’s Current Report on Form 8-K filed on December 23, 2016, or the Prior Form 8-K, the Plan, which is subject to approval of the Bankruptcy Court, anticipates that, among other things, on the effective date of the Plan:

•	all existing equity interests, including common and preferred stock, of Forbes will be extinguished without recovery;

•
Forbes 9% senior notes due 2019, or the Senior Notes, will be cancelled and each holder of the Senior Notes will receive such holder’s pro rata share of (a) $20 million in cash and (b) 100% of the new common stock of reorganized Forbes, subject to dilution only on account of the shares of the new common stock of reorganized Forbes issued or available for issuance in connection with a proposed management incentive plan; and

•
holders of allowed creditor claims, aside from holders of the Senior Notes, will either receive, on account of such claims, payment in full in cash or otherwise have their rights reinstated under the Code.

A summary of other key features of the Plan was included in Item 1.01 of the Prior Form 8-K. The descriptions of the Plan in this Current Report on Form 8-K and the Prior Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Plan, a copy of which is attached to the Disclosure Statement for Debtors’ Prepackaged Joint Plan of Reorganization filed as Exhibit 99.1 to the Prior Form 8-K.
As previously disclosed in the Prior Form 8-K, on December 22, 2016, the Debtors commenced a solicitation of votes to accept or reject the Plan from the holders of the Senior Notes. Of the holders of the Senior Notes that voted to accept or reject the Plan, 93.75% of such holders voted to accept the Plan, which represents 99.46% in principal amount of the Senior Notes held by such holders.
The term “Restructuring Support Agreement” means that certain restructuring support agreement dated as of December 21, 2016 by and among Forbes, the Subsidiaries, or collectively, the Debtors, and certain holders of the Senior Notes, or the Supporting Holders.

Item 2.04 – Triggering Events that Accelerate or Increase a Direct Financial Obligation Under an
Off-Balance Sheet Arrangement
The filing of the Bankruptcy Petitions described above in Item 1.03 constitutes an event of default that accelerated the Company’s obligations under (i) the indenture, dated as of June 7, 2011, among Forbes, as issuer, the Subsidiaries, as subsidiary guarantors, and Wells Fargo Bank, National Association, as trustee, governing the terms of the Senior Notes, or the Indenture, and (ii) the Company’s loan and security agreement, dated as of September 9, 2011, as subsequently amended, or the Loan Agreement, with Regions Bank, as agent for the secured parties, or the Agent, and the lenders party thereto, or the Lenders. The Indenture and the Loan Agreement provide that, as a result of the Bankruptcy Petitions, all outstanding indebtedness due thereunder shall be immediately due and payable. Any efforts to enforce such payment obligations under the Indenture and the Loan Agreement are automatically stayed as a result of the Bankruptcy Petitions, and the creditors’ rights of enforcement in respect of the Indenture and the Loan Agreement are subject to the applicable provisions of the Bankruptcy Code.
Item 7.01 – Regulation FD Disclosure
On January 23, 2017, Forbes issued a press release announcing the filing of the chapter 11 cases, as described in Item 1.03. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
The information included in this Form 8-K under Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise subject to liabilities of that Section, unless the registrant specifically states that the information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act of 1933, as amended.
Item 8.01 – Other Events
Forbes cautions that trading in its securities during the pendency of the chapter 11 cases is highly speculative and poses substantial risks. Trading prices for Forbes’s securities may not bear any substantive relationship to the probable outcome for security holders in the chapter 11 cases. If the reorganization contemplated by the Plan is consummated, all existing equity interests, including common and preferred stock, of Forbes will be extinguished without recovery.
Cautionary Note Regarding Forward-Looking Statements
This Form 8-K includes certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements can generally be identified by the appearance in such a statement of words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or “should” or other comparable words or the negative of these words. When you consider our forward-looking statements, you should keep in mind the risk factors we describe and other cautionary statements we make in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. Our forward-looking statements are only predictions based on expectations that we believe are reasonable. Our actual results could differ materially from those anticipated in, or implied by, these forward-looking statements as a result of known risks and uncertainties set forth below and in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016.  These factors include or relate to: our ability to obtain approval by the Bankruptcy Court of the Plan or any other plan of reorganization, including the treatment of the claims of the Debtors’ lenders and trade creditors, among others; our ability to obtain the Bankruptcy Court’s approval with respect to motions or other requests made to the Bankruptcy Court in the chapter 11 cases, including maintaining strategic control as debtor-in-possession; our ability to confirm and consummate the Plan; the effects of the filing of the chapter 11 cases on our business and the interests of various constituents; the Bankruptcy Court’s rulings in the chapter 11 cases, as well the outcome of all other pending litigation and the outcome of the chapter 11 cases in general; the length of time that we will operate under chapter

11 protection and the continued availability of operating capital during the pendency of the chapter 11 cases; risks associated with third party motions or objections in the chapter 11 cases, which may interfere with our ability to confirm and consummate the Plan; the potential adverse effects of the chapter 11 cases on our liquidity or results of operations; our ability to execute the Company’s business and financial reorganization plan; and increased advisory costs to execute our reorganization.
In addition to the above factors, actual operating results directly impact our ability to effect a capital restructuring and could continue to be impacted by the following: the effect of the industry-wide downturn in energy exploration and development activities; continuing incurrence of operating losses due to such downturn; oil and natural gas commodity prices; market response to global demands to curtail use of oil and natural gas; capital budgets and spending by the oil and natural gas industry; the ability or willingness of the Organization of Petroleum Exporting Countries, or OPEC, to maintain oil price and production controls; oil and natural gas production levels by non-OPEC countries; supply and demand for oilfield services and industry activity levels; our ability to maintain stable pricing; our level of indebtedness; possible impairment of our long-lived assets; potential for excess capacity; competition; substantial capital requirements; significant operating and financial restrictions under our indenture and revolving credit facility; technological obsolescence of operating equipment; dependence on certain key employees; concentration of customers; substantial additional costs of compliance with reporting obligations, the Sarbanes-Oxley Act and indenture covenants; seasonality of oilfield services activity; collection of accounts receivable; environmental and other governmental regulation, including potential climate change legislation; the potential disruption of business activities caused by the physical effects, if any, of climate change; risks inherent in our operations; ability to fully integrate future acquisitions; variation from projected operating and financial data; variation from budgeted and projected capital expenditures; volatility of global financial markets; and the other factors discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2015 and in Part II, Item 1A of our Quarterly Report on Form 10-Q for the period ended June 30, 2016. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise. To the extent these risks, uncertainties and assumptions give rise to events that vary from our expectations, the forward-looking events discussed in this Form 8-K and the related exhibits may not occur. All forward-looking statements attributable to us are qualified in their entirety by this cautionary statement.
Item 9.01 – Financial Statements and Exhibits

(d)	Exhibits.
	99.1	Press Release dated January 23, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Forbes Energy Services Ltd.

Date: January 23, 2017	By: /s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President and Chief Financial Officer